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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-33857, 333-34773, 333-39415, 333-43222,
333-45397, 333-52941, 333-55086, 333-58401, 333-95373) and in the Registration
Statements on Form S-8 (Nos. 333-22197, 333-42024, 333-62389) of Acacia Research Corporation of our report dated March 14, 2005 relating to the financial statements of Acacia Technologies group, which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 14, 2005